Exhibit 10.4

October 8, 2009

Waverley Associates, Inc.

[Address]

Attn: Isaac Stein

Re:	Amendment of Consulting Agreement

Dear Isaac:

This will confirm the agreement of Maxygen, Inc. (the “Company”) and Waverley Associates, Inc. (“Waverley”) to amend that certain Consulting Agreement, effective April 1, 2006 (as amended to date, the “Agreement”), between the Company and Waverley. All capitalized terms under this letter amendment shall have the same meanings as those ascribed in the Agreement.

The Company and Waverley hereby amend Section 2 of the Agreement to increase the consulting fee payable by the Company to Consultant under the Agreement to the amount of fifty thousand dollars ($50,000) per month effective as of September 22, 2009.

Except as expressly provided in this letter amendment, all terms and conditions of the Agreement shall remain unchanged, and during the successive term(s) of the Agreement the Consultant will continue to provide consulting services to the Company and its affiliates in accordance with such terms and conditions.

Yours sincerely,

/s/ Ernest Mario
Ernest Mario
Chairman of Maxygen
Compensation Committee

UNDERSTOOD AND AGREED
BY WAVERLEY ASSOCIATES, INC.

Signature: /s/ Isaac Stein
Date: October 13, 2009